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                                                                   Exhibit 10.17

                             PARTICIPATION AGREEMENT
                                    UNDER THE
                       PIEDMONT NATURAL GAS COMPANY, INC.
                        SHORT-TERM INCENTIVE PLAN (STIP)

      Piedmont Natural Gas Company, Inc. (the "Company") and
_____________________ ("Participant") hereby enter into this Participation Agreement as of ________________, 2005 under the Piedmont Natural Gas Company, Inc. Short-Term Incentive Plan (STIP) for the fiscal year 2005, approved by the Board of Directors on August 27, 2004.

1. Designation as a Participant. You have been designated as a Participant under the Plan for the fiscal year 2005. Exhibit A attached hereto identifies the target award applicable to you. The award is a cash payment. As a participant, you shall be subject to all the terms and conditions of the Plan, which are hereby incorporated by reference, and this Participation Agreement.

2. Performance Period. The fiscal year 2005 Plan performance period begins November 1, 2004 and ends October 31, 2005.

3. Performance Goals. The fiscal year 2005 Plan performance goals are established by the Board of Directors. The table below identifies the performance/payment relationship for the fiscal year 2005 Plan.

                                                PAYOUT AS A PERCENT OF INCENTIVE
PERFORMANCE AGAINST EPS GOAL                              OPPORTUNITY
----------------------------                    --------------------------------
> = 105% of Goal (> = $x.xx)                                  150%
    100% of Goal ($x.xx)                                      100%
     95% of Goal ($x.xx)                                       50%
   < 95% of Goal (< $x.xx)                                      0%

      Payouts for performance between 95% and 105% of goal will be subject to mathematical interpolation.

4. Tax Withholding. The Company will withhold any required taxes for any target awards distributed to you in compliance with tax withholding regulations.

5. Change of Employment Status. Changes in position during fiscal year 2005 which create revised target awards, or hires/promotion into STIP participation will be prorated based on the number of months of actual participation.

      Unless otherwise determined by the Board, any resignation, termination, retirement or death of the participant prior to the end of the fiscal year 2005 performance period immediately terminates participation and causes a forfeiture and cancellation of all Plan benefits and awards.

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      This Notice of participation is subject to all terms and conditions of the
Short-Term Incentive Plan as interpreted by the Company's Board of Directors.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                                              Piedmont Natural Gas Company, Inc.

                                              By _______________________________

                                                 _______________________________
                                                          Participant

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                       PIEDMONT NATURAL GAS COMPANY, INC.
                        SHORT TERM INCENTIVE PLAN (STIP)

              PARTICIPATION AGREEMENT FOR _________________________

                                    EXHIBIT A

Position: _________________________

TARGET AWARD: _____________________

On August 27, 2004 the Board of Directors approved the fiscal year 2005 Plan and established the Plan performance measure.

For the fiscal year 2005 award, if performance is less than 95% of the performance measure, there is no award. If performance is at 95% of the performance measure, there is distribution of 50% of the target award. If performance is at 100% of the performance measure, there is distribution of 100% of the target award. If performance is at or above 105% of the performance measure, there is distribution of 150% of the target award.